                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Date of Report:  April 13, 1997

                AmeriCredit Automobile Receivables Trust 1996-C
            (Exact Name of Registrant as specified in its charter)

       United States                33-98620                  88-0359494
       -------------                --------                  ----------
      (State or Other       (Commission File Number)       (I.R.S. Employer
       Jurisdiction                                     Identification Number)
     of Incorporation)

                           c/o AmeriCredit Financial
                                 Services, Inc.
                              Attention:  Daniel E.
                                      Berce
                                200 Bailey Avenue
                              Fort Worth, TX  76107
                              (Address of Principal
                                Executive Office)

                                 (817) 332-7000
                            Registrant's phone number

Item 5.        Other Events

     Information relating to distributions to Note and Certificate holders for the March, 1997, Collection Period of the Registrant in respect of the Class A-1 Money Market Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of August 1, 1996 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.        Financial Statements, Exhibits

 Exhibit No.         Exhibit
 -----------         -------
         1.          Servicer's Certificate for the March, 1997 Collection
                     Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.

                                 EXHIBIT INDEX

 Exhibit
 -------

     1. Servicer's Certificate for the March, 1997 Collection Period relating to the Notes and Certificates issued by the Registrant.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 1996-C

By:  AmeriCredit Financial Services, Inc., as Servicer

/s/  Daniel E. Berce
     Daniel E. Berce
     Executive Vice President,
     Chief Financial Officer
     and Treasurer

April 16, 1997